Exhibit 99.1

CONTACT:	FOR IMMEDIATE RELEASE

Robert H. Barghaus
Chief Financial Officer
(203) 661-1926, ext. 6668

Tyler P. Schuessler
Vice President,
Organizational Development and
Investor Relations
(203) 661-1926, ext. 6643

BLYTH, INC. REPORTS 4th QUARTER AND 2011 SALES AND EARNINGS
Strong Sales and Profit Growth Driven By ViSalus

GREENWICH, CT, USA, March 14, 2012: Blyth, Inc. (NYSE: BTH), a direct to consumer company and leading designer and marketer of candles, accessories for the home, and health and wellness products, today reported non-GAAP earnings for the fourth quarter.  As previously announced, the Company changed its fiscal year end from January 31 to December 31, reflecting a focus on its direct-to-consumer businesses and the strategic divestiture of most of the Company’s wholesale businesses, which had a January year end.  The financial information reported herein is for the three months ended December 31, 2011 and for the eleven month transition period ended December 31, 2011.

Net Sales for the three months ended December 31, 2011 increased 23% to $365.0 million versus $296.9 million for the comparable prior year period primarily due to significant year-over-year sales growth at ViSalus.  International sales represented 50% of fourth quarter sales this year compared to 53% last year.

Diluted earnings per share for the fourth quarter, as discussed below, were $3.08 this year compared to earnings of $2.64 last year.  Normalized earnings per share adjusted for discontinued operations, ViSalus’ equity incentive charges and restructuring were $3.74 this year versus $2.74 in last year’s comparable quarter, an increase of 36%.

Commenting on the Company’s financial results, Robert B. Goergen, Blyth’s Chairman of the Board and CEO, said, “We are very pleased with ViSalus’s strong performance during the fourth quarter, during which many weight management and fitness lifestyle companies typically experience a seasonal slowdown.  ViSalus’s visionary Founders, their strong and growing management team, and an inspiring group of over 59,000 independent Promoters and Leaders together made ViSalus the health and wellness industry leader in 2011.”

Mr. Goergen also stated, “PartyLite management continues to make progress to improve North American results despite a decline in active independent Consultants versus prior year.  Targeted programs in the United States designed to grow the Leader ranks and increase Consultant earnings are showing traction and are being introduced in the Canadian market.  Clearly we still have more to do to achieve the results we expect.  PartyLite and Blyth management are fully committed to the investments needed to meet our objectives, both in North America and in our large and diverse European markets.”

Operating Profit for the fourth quarter was $36.2 million this year versus $37.5 million last year and includes an $11.6 million pre-tax ViSalus equity incentive charge for the fourth quarter this year as well as a $0.7 million pre-tax charge last year.  The Company also incurred restructuring charges of $3.0 million pre-tax for PartyLite this year and $0.8 million last year.  Excluding the impact of these charges, operating profit would have been $50.8 million this year versus $39.0 million last year.  The increase in operating profit is principally due to the growth in ViSalus.

As noted, diluted earnings per share for the fourth quarter were $3.08 this year compared to earnings of $2.64 last year.  Normalized earnings per share adjusted for discontinued operations, ViSalus’ equity incentive charges and restructuring were $3.74 this year versus  $2.74 in last year’s comparable quarter.  As previously announced Blyth sold its Midwest-CBK wholesale business and exited Boca Java in 2011.  Due to the impact of the Midwest-CBK sale, the exit of the Boca Java business, the ViSalus equity incentive plan and the restructuring charges, a summary non-GAAP table reconciling normalized earnings to reported GAAP earnings is provided below.

The summary reconciliation of unaudited Generally Accepted Accounting Principles (GAAP) earnings and earnings per share to Non-GAAP earnings and earnings per share presented in the attached table is included as an additional reference to assist investors in analyzing the Company's performance and should be considered in addition to, not a substitute for, measures of financial performance prepared in accordance with GAAP.  In presenting comparable results, the Company discloses non-GAAP financial measures when it believes such measures will be useful to investors in evaluating the Company’s underlying business performance.  Management internally reviews the results of the Company excluding the impact of certain items as it believes that these non-GAAP financial measures are useful for evaluating the Company’s core operating results and facilitating comparison across reporting periods.

Blyth consolidates 100% of ViSalus’ sales and operating profit, but only 57.5% of ViSalus’ net earnings are reflected in 2011 in the Company’s fourth quarter results as the company adjusts results for the percentage of ViSalus that Blyth did not own during the reporting period.  Therefore, the impact of higher fourth quarter sales and operating profit from ViSalus versus prior year on Blyth’s net earnings is muted due to the adjustment for minority interest, as well as the ViSalus equity incentive charge.  In January 2012, the Company announced that it completed the third closing of a four-phase acquisition of ViSalus for a 73.5% ownership.

Fourth Quarter Segment Performance

In the Direct Selling segment, fourth quarter net sales increased 31% to $294.0 million versus $224.9 million for the same period last year due to significant sales growth at ViSalus.

Sales at ViSalus were $96.7 million in this year’s fourth quarter versus $13.3 million for the same period last year.  ViSalus had over 59,000 independent Promoters at the end of the fourth quarter.

Total PartyLite sales for the fourth quarter declined 7% to $192.3 million.  PartyLite’s European sales declined 4% in U.S. dollars, translating into a decline of 3% in local currency during the quarter.  PartyLite’s European active independent sales Consultants total over 34,000 this year versus over 35,000 last year.  PartyLite’s U.S. sales declined 16%. Active U.S. independent sales Consultants totaled approximately 19,000 in the U.S. this year versus over 21,000 last year.  In PartyLite Canada, sales declined 12% in U.S. dollars during the quarter, which translated into a decline of 11% in local currency, with active independent sales Consultants totaling over 5,000 this year versus over 6,000 last year.

Fourth quarter operating profit in the Direct Selling segment was $31.5 million versus $35.3 million in the same period last year. Excluding the aforementioned $11.6 million ViSalus equity incentive charge this year and $0.7 million last year, as well as the PartyLite restructuring charge of $3.0 million this year and $0.8 million last year, the segment’s fourth quarter operating profit would have been $46.1 million this year versus $36.8 million last year.  Strong sales and profit growth at ViSalus more than offset lower sales and profits at PartyLite versus last year.

In the Catalog & Internet segment, fourth quarter net sales were $51.5 million versus $55.1 million last year, due to soft sales of general merchandise, partially offset by strong sales of health and wellness products.  Fourth quarter operating income in this segment was $4.1 million this year versus $3.5 million last year.  The increase in operating profit resulted primarily from the impact of numerous profit improvement programs implemented by management over the past 18 months.

In the Wholesale segment, fourth quarter net sales increased 15% to $19.5 million from $16.9 million last year driven by higher foodservice sales resulting from price advances taken to offset the impact of increased commodity costs versus last year.  Fourth quarter operating income in the Wholesale segment was $0.6 million this year versus a loss of $1.3 million last year.  The improvement in profits was due to higher sales, as well as cost savings initiatives implemented throughout the year.

Eleven Months Transition Period Performance

Net Sales for the eleven months ending December 31, 2011 increased approximately 20% to $888.3 million from $740.9 million reported for the same period a year ago.  Operating profit for the eleven months this year was $34.2 million versus $49.7 million a year earlier.  For the  eleven months this year, the Company incurred a $27.1 million ViSalus equity incentive charge versus $1.9 million last year, as well as the aforementioned PartyLite restructuring charges of $3.0 million this year and $0.8 million last year.  Excluding the impact of these charges, operating profit would have been $64.3 million this year versus $52.4 million last year.  Sales and profit growth at ViSalus more than offset lower sales and profits at PartyLite.

Diluted Earnings Per Share for the eleven months was $1.95 this year versus $3.29 last year.  The Company recorded an after-tax loss from discontinued operations of $6.3 million, or $0.76 per share, during the eleven months of this year for the sale and losses of Midwest-CBK and Boca Java.  A loss from discontinued operations of $0.3 million, or $0.04 per share, was recorded last year for Midwest-CBK and Boca Java. Excluding the impact of discontinued operations and the aforementioned ViSalus equity incentive charges and restructuring charges, earnings per share would have been $3.85 this year versus $3.41 last year.   See non-GAAP table below.

The sum of the individual and segment amounts may not equal the reported totals for the quarter for Blyth overall due to rounding.

Blyth, Inc., headquartered in Greenwich, CT, USA, is a direct to consumer business focused on direct selling and direct marketing channels.  We design and market home fragrance products and decorative accessories, as well as weight management products, nutritional supplements and energy drink mixes.  These products are sold through Direct Selling from the home party plan method and network marketing. The Company also designs and markets household convenience items and personalized gifts through the catalog/internet channel, as well as tabletop lighting and chafing fuel for the foodservice trade.  The Company manufactures most of its candles and chafing fuel and sources nearly all of its other products.  Its products are sold direct to the consumer under the PartyLite®, Two Sisters Gourmet® by PartyLite and ViSalus Sciences® brands, to consumers in the catalog/Internet channel under the As We Change®, Miles Kimball®, Exposures®, Walter Drake® and Easy Comforts®, and to the Foodservice industry under the Sterno®, Ambria® and HandyFuel® brands.  In Europe, Blyth’s products are also sold under the PartyLite brand.

Blyth, Inc. may be found on the Internet at www.blyth.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical facts.  Actual results could differ materially due to various factors, including the slowing of the United States or European economies or retail environments, the risk that we will be unable to maintain our historic growth rate, our ability to respond appropriately to changes in product demand, the risk that we will be unable to integrate the businesses that we acquire into our existing operations, the risks (including foreign currency fluctuations, economic and political instability, transportation delays, difficulty in maintaining quality control, trade and foreign tax laws and others) associated with international sales and foreign sourced products, risks associated with our ability to recruit new independent sales consultants, our dependence on key corporate management personnel, risks associated with the sourcing of raw materials for our products, competition in terms of price and new product introductions, risks associated with our information technology systems (including, susceptibility to outages due to fire, floods, power loss, telecommunications failures, computer viruses, break-ins and similar events) and other factors described in this press release and in the Company’s most recently filed Annual Report on Form 10-K.

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BLYTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Three Months	Three Months	Eleven Months	Eleven Months
	Ended December 31,	Ended December 31,	Ended December 31,	Ended December 31,
	2011	2010	2011	2010

Net sales	$365,001	$296,851	$888,325	$740,862
Cost of goods sold	133,851	117,672	341,113	297,963
Gross profit	231,150	179,179	547,212	442,899
Selling	144,781	112,664	366,751	293,399
Administrative and other	38,607	28,374	119,136	97,978
ViSalus equity incentive plan	11,559	650	27,102	1,854
Total operating expense	194,947	141,688	512,989	393,231
Operating profit	36,203	37,491	34,223	49,668

Other expense (income):
Interest expense	1,485	1,760	5,705	6,381
Interest income	(455)	(207)	(1,301)	(818)
Foreign exchange and other	(285)	55	200	(148)
Total other expense	745	1,608	4,604	5,415
Earnings from continuing operations before income taxes	35,458	35,883	29,619	44,253
Income tax expense	11,095	13,517	8,024	16,515
Earnings from continuing operations	24,363	22,366	21,595	27,738
Loss from discontinued operations, net of income tax	(384)	(293)	(3,882)	(307)
Gain(loss) on sale of discontinued operations, net of income tax	502	-	(2,458)	-
Net earnings	24,481	22,073	15,255	27,431
Less: Net earnings (loss) attributable to noncontrolling interests	(1,153)	137	(971)	(638)
Net earnings attributable to Blyth, Inc.	$25,634	$21,936	$16,226	$28,069

Basic:
Net earnings from continuing operations attributable per Blyth, Inc. common share	$3.09	$2.69	$2.73	$3.35
Net earnings (loss) from discontinued operations attributable per Blyth, Inc. common share	0.01	(0.04)	(0.77)	(0.04)
Net earnings attributable per Blyth, Inc. common share	$3.10	$2.65	$1.96	$3.31
Weighted average number of shares outstanding	8,260	8,267	8,274	8,480

Diluted:
Net earnings from continuing operations attributable per Blyth, Inc. common share	$3.07	$2.68	$2.71	$3.33
Net earnings (loss) from discontinued operations attributable per Blyth, Inc. common share	0.01	(0.04)	(0.76)	(0.04)
Net earnings attributable per Blyth, Inc. common share	$3.08	$2.64	$1.95	$3.29
Weighted average number of shares outstanding	8,317	8,318	8,329	8,525

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

			December 31, 2011	January 31, 2011
Assets
Cash and Cash Equivalents			$200,571	$203,316
Short Term Investments			34,742	8,700
Accounts Receivable, Net			14,289	16,139
Inventories			97,362	91,464
Property, Plant & Equipment, Net			84,516	89,863
Other Assets			83,814	55,285
Discontinued operations			-	44,068
Total Assets			$515,294	$508,835

Liabilities and Stockholders' Equity
Bank and Other Debt			$6,996	$10,905
Bond Debt			92,887	99,940
Other Liabilities			261,445	142,068
Discontinued operations			-	5,157
Equity			153,966	250,765
Total Liabilities and Equity			$515,294	$508,835

Blyth, Inc.
Supplemental Non-GAAP Earnings (Loss)Per Share Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended
	December 31, 2011		December 31, 2010
	Dollars	Diluted EPS	Dollars	Diluted EPS

Non-GAAP normalized earnings	$31,079	$3.74	$22,814	$2.74

Non-GAAP Adjustments:

ViSalus Equity Incentive Plan	(3,616)	(0.44)	(44)	(0.01)

Restructuring charges (1)	(1,947)	(0.23)	(541)	(0.06)

Net earnings (loss) from discontinued operations, net of income tax	118	0.01	(293)	(0.03)

GAAP Net earnings attributable to Blyth, Inc.	$25,634	$3.08	$21,936	$2.64

This table is included as an additional reference to assist investors in analyzing the Company's performance and should be considered in addition to, not a substitute for, measures of financial performance prepared in accordance with GAAP.

(1) Restructuring charges represent severance for administrative staff at PartyLite and costs associated with the realignment of the North American distribution center for the current year and a lease impairment for PartyLite's North American distribution facility in the prior year.

The sum of the individual amounts may not necessarily equal to the totals due to rounding.

Blyth, Inc.
Supplemental Non-GAAP Earnings (Loss) Per Share Measures
(In thousands, except per share data)
(Unaudited)

	Eleven Months Ended		Eleven Months Ended
	December 31, 2011		December 31, 2010
	Dollars	Diluted EPS	Dollars	Diluted EPS

Non-GAAP normalized earnings	$32,036	$3.85	$29,048	$3.41

Non-GAAP Adjustments:

ViSalus Equity Incentive Plan	(7,523)	(0.90)	(131)	(0.02)

Restructuring charges (1)	(1,947)	(0.23)	(541)	(0.06)

Net earnings (loss) from discontinued operations, net of income tax	(6,340)	(0.76)	(307)	(0.04)

GAAP Net earnings attributable to Blyth, Inc.	$16,226	$1.95	$28,069	$3.29

This table is included as an additional reference to assist investors in analyzing the Company's performance and should be considered in addition to, not a substitute for, measures of financial performance prepared in accordance with GAAP.

(1) Restructuring charges represent severance for administrative staff at PartyLite and costs associated with the realignment of the North American distribution center for the current year and a lease impairment for PartyLite's North American distribution facility in the prior year.

The sum of the individual amounts may not necessarily equal to the totals due to rounding.